EXHIBIT 10.7

            ADDENDUM/AMENDMENT TO STOCK PURCHASE AGREEMENT
            ----------------------------------------------


     This Addendum/ Amendment (the "Amendment") is made and entered into this 7th day of May, 1997 by and between IntraTel Group, Ltd., formerly known as Intelicom Corporation and successor-in-interest to IntraTel Acquisition Company, Inc. ("IntraTel"), and David Kanstoroom ("Kanstoroom") and David Spezza ("Spezza").

     WHEREAS, the parties entered into that certain Stock Purchase Agreement dated March 12, 1997 (the "Agreement").

     WHEREAS, the parties desire to amend the Agreement in the manner provided for herein.

     NOW THEREFORE, the parties do hereby enter into this Amendment and herein agree as follows:

     FIRST: Unless otherwise specifically set forth herein, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

     SECOND: The Agreement is hereby amended to reflect that the term "Contingent Consideration" as used therein shall be defined as follows:

     "Contingent Consideration" shall mean the cash consideration to be paid to Kanstoroom and Spezza in exchange for the sale of the stock they are disposing of pursuant hereto which is contingent upon the achievement of various of monthly retail customer billings on a private-label resale basis levels (including all business added subsequent to 11/1/96) utilizing Intelicom's existing marketing structure. The Contingent Consideration will be based on the following sliding scale: (i) if monthly retail billings equals between $250,000.00 and $499,999.99 by the first anniversary of the closing of the first secondary offering of IntraTel's common stock subsequent to the execution hereof ("the Offering"), Kanstoroom

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     and Spezza will receive $750,000 in cash to be divided between them equally; (ii) if monthly retail billings equals between $500,000.00 and $749,999.99 by the second anniversary of the closing of the Offering, Kanstoroom and Spezza will receive $1,000,000 in cash to be divided between them equally (less any Contingent Consideration they may have received previously); and (iii) if monthly retail billings is $750,000.00 or over by the second anniversary of the closing of the Offering, Kanstoroom and Spezza will receive $1,250,000 in cash to be divided between them equally (less any Contingent Consideration they may have received previously).









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     WHEREFORE, the parties have executed this Amendment as of the date first mentioned above.

IntraTel Group, Ltd.


By:/s/ ROBERT E. YAW II
   --------------------------
Name:  Robert E. Yaw II
Title:  Chairman and CEO


/s/ DAVID KANSTOROOM
-----------------------------
David Kanstoroom


/s/ DAVID SPEZZA
-----------------------------
David Spezza







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